Exhibit 99.2

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	September 30, 2014		December 31, 2014
	Three months ended	Nine months ended	Three months ended	Year ended
Cequent Americas
Net sales	$113,580	$356,660	$90,010	$446,670
Operating profit (loss)	$8,540	$31,090	$(280)	$30,810
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$360	$2,800	$790	$3,590
Excluding Special Items, operating profit would have been	$8,900	$33,890	$510	$34,400

Cequent APEA
Net sales	$44,280	$127,550	$37,560	$165,110
Operating profit (loss)	$3,140	$7,770	$(120)	$7,650
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$380	$380	$470	$850
Excluding Special Items, operating profit would have been	$3,520	$8,150	$350	$8,500

Corporate Expenses
Operating loss	$(3,810)	$(11,760)	$(2,240)	$(14,000)

Total Company
Net sales	$157,860	$484,210	$127,570	$611,780
Operating profit (loss)	$7,870	$27,100	$(2,640)	$24,460
Total Special Items to consider in evaluating operating profit:	$740	$3,180	$1,260	$4,440
Excluding Special Items, operating profit/(loss) would have been	$8,610	$30,280	$(1,380)	$28,900